UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 19, 2005

Mitek Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-15235	87-0418827
(Commission File Number)	(IRS Employer Identification No.)

14145 Danielson Street, Suite B, Poway, CA	92064
(Address of Principal Executive Offices)	(Zip Code)

(858) 513-4600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 19, 2005, Mitek Systems, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with Arden Realty Finance V, L.L.C., a Delaware limited liability company (the “Landlord”) regarding the leasing of space (the “Premises”) for the Company’s principal executive offices to be located at 8911 Balboa Avenue, San Diego, California 92123. The Lease estimates that the Premises consist of 15,927 rentable square feet.

The Lease is effective and binding on the parties as of September 19, 2005; however, the term of the Lease will begin on date on which the Landlord achieves substantial completion of certain tenant improvements in accordance with the terms of the Lease (the "Commencement Date"). The initial term of the Lease is seven years. The Lease will be terminable by the Company after the calendar month which is forty-eight (48) full calendar months after the Commencement Date; however, termination will require certain penalties to be paid equal to two months of base rent and all unamortized tenant improvements and commissions. The Lease provides the Company with an option to extend the term of the Lease for five years, exercisable by delivery of written notice by the Company to the Landlord no later than nine (9) full calendar months prior to the expiration of the initial lease term. The Company currently anticipates the Commencement Date to occur in December 2005. Thereafter, during the initial term of the lease, in year 1, the monthly base rent for the Premises will be $1.55 per rentable square foot per month ($24,686 per month, assuming 15,927 rentable square feet). In year 2 and each subsequent year under the Lease, the base rent will be increased $.05 per rentable square foot per month as compared to the previous year, such that in year 7, the monthly base rent for the Premises will be $1.85 per rentable square foot per month ($29,464 per month, assuming 15,927 rentable square feet). During the option term, the monthly base rent shall be equal to the "fair market value" for the Premises as agreed to by the Company and the Landlord or, if the Company and Landlord are unable to agree, by an appraiser in accordance with the terms of the Lease. The Company is posting a security deposit under the Lease. In addition to the monthly base rent, the Company will be required to pay Landlord as additional rent operating expense increases of up to 6% annually and utilities costs. The Lease provides that the Landlord shall bear tenant improvement costs per a space plan approved by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITEK SYSTEMS, INC.

Date: September 23, 2005	By:	/s/ James B. DeBello
James B. DeBello
President and Chief Executive Officer